SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549


	FORM 8-K


	CURRENT REPORT


	Pursuant to Section 13 or 15(d) of
	THE SECURITIES EXCHANGE ACT OF 1934



	Date of Report (Date of earliest event reported): May 8, 1997


	THE NETWORK CONNECTION, INC.



    Georgia     		     1-13760
 58-1712432
(State or other		(Commission File
	(IRS Employer
jurisdiction of	          No.)
   ID No.)
incorporation)



	1324 Union Hill Road, Alpharetta, GA 30201
	(Address of principal executive offices)



	                  (770) 751-0889
	Registrant's telephone number, including area code





	(Former name or former address, if changed since last report)


Item 5 - Other Events.

On May 8, 1997, the Company announced that holders of 99.7% of the Company's publicly-traded Redeemable
Common Stock Purchase Warrants (the
"Warrants") (NASDAQ SmallCap Stock Market Symbol:
TNCXW) elected to exercise and convert to common stock at $5.00 per share rather than redeem their Warrants, at the redemption price of $.25 per Warrant; raising $5.3 million.


Item 7 - Financial Statements, Pro Forma Financial Statements and
Exhibits

	(a)	Financial Statements

		None.

	(b)	Pro Forma Financial Statements

		None.

	(c)	Exhibits

		10.1 	Press Release dated May 8, 1997 announcing
the Company's Warrant Redemption results.


	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


							THE NETWORK
CONNECTION, INC.
							   (Registrant)



Dated: May 9, 1997  			By:/S/ BRYAN CARR

							     Bryan Carr, Vice
President


Exhibit 10.1
THE NETWORK CONNECTION, INC. COMPLETES
 WARRANT REDEMPTION; 99.7% EXERCISED
RAISING $5.3 MILLION


ALPHARETTA, GA -- May 8, 1997 -- The Network
Connection, Inc. (NASDAQ SmallCap Stock Market: TNCX), an Atlanta based designer, manufacturer and distributor of computer networking products that provide digital video/audio on-demand, imaging and multimedia processes, today announced that holders of 99.7% of the Company's publicly-traded Redeemable Common Stock Purchase Warrants (the "Warrants") (NASDAQ SmallCap Stock Market Symbol:
TNCXW) elected to exercise and convert to common stock at $5.00 per share rather than redeem their Warrants, at the redemption price of $.25 per Warrant; raising $5.3 million.

"We sincerely appreciate the confidence and support in the Company shown by our shareholders in the success of our warrant exercise," said Wil Riner, Chairman and CEO of TNCX. "The proceeds from the Warrant exercise will greatly enhance our growth plans and will be used primarily to complete regulatory certification and fund anticipated contracts in the travel and transportation entertainment on-demand market. In addition, our success from recently announced education and training related programs; (i) South Korean High School ($5.3 million in orders on $25 million program); (ii) DOD Breast Cancer Awareness ($500K in orders on $10 million program) and; (iii) ATML ($2.6 million in orders on $11 million program), which if fully completed, should result in a very exciting and rewarding year for the Company and its shareholders."

TNCX, designs, manufactures and distributes the Cheetah? family of video server platforms which enable the storage and delivery of video/audio data over local area networks. Cheetah? servers are used to bring interactive, on-demand, full-motion video training, education and entertainment to the networked client computers in the corporate, home, educational and train (TrainView?), hotel (InnView?), aircraft
(AirView?), and cruise ship (CruiseView?) travel related entertainment and transport environments.

Statements in this press release that are not descriptions of historical facts may be forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties, including economic, competitive and technological factors affecting the Company's operations, markets, products, services and prices, the failure to execute further definitive orders on favorable terms or at all for the programs identified above, the failure of the Company to receive sufficient financing to perform under any new contracts, as well as other specific factors discussed in the Company's filings with the Securities and Exchange
Commission.

The Network Connection, Inc.
1324 Union Hill Road
Alpharetta, GA 30201 USA
770/751-0889 800/327-4853		Fax 770/751-1884
Internet Address: tnc.www.com	Investor Relations: Bryan
Carr - carrb@tnc.www.com